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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                      FIRST INDUSTRIAL REALTY TRUST, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                       FIRST INDUSTRIAL REALTY TRUST, INC.
                             311 South Wacker Drive
                                   Suite 4000
                             Chicago, Illinois 60606
                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                ----------------

                           TO BE HELD ON MAY 14, 2003


         NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders (the "Annual Meeting") of First Industrial Realty Trust, Inc. (the "Company") will be held on Wednesday, May 14, 2003 at 9:00 a.m. at the offices of the Company located at 311 South Wacker Drive, 40th Floor, Chicago, Illinois 60606 for the following purposes:

         1. To elect three Class III directors of the Company to serve until the 2006 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

         2. To ratify the Board of Directors' selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2003; and

         3. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

         Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

         The Board of Directors has fixed the close of business on March 21, 2003 as the record date for the Annual Meeting. Only stockholders of record of the Company's common stock, $.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

         You are requested to fill in and sign the enclosed Proxy Card, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy. "Street name" stockholders who wish to vote in person will need to obtain a duly executed proxy form from the institution that holds their shares prior to the Annual Meeting.

                                            By Order of the Board of Directors

Chicago, Illinois                           John H. Clayton
April 9, 2003                               Secretary


         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                       FIRST INDUSTRIAL REALTY TRUST, INC.
                             311 South Wacker Drive
                                   Suite 4000
                             Chicago, Illinois 60606

                                ----------------

                                 PROXY STATEMENT

                                ----------------

                   FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 14, 2003

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Industrial Realty Trust, Inc. (the "Company") for use at the 2003 Annual Meeting of Stockholders of the Company to be held on Wednesday, May 14, 2003, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to vote on the election of three Class III directors of the Company, to ratify the Board of Directors' selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year and to act on any other matters properly brought before them.

         This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about April 9, 2003. The Board of Directors has fixed the close of business on March 21, 2003 as the record date for the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 38,758,192 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them on each matter presented to the stockholders at the Annual Meeting.

         STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY CARD RECEIVED PRIOR TO THE VOTE AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING AS DIRECTED ON THE PROXY CARD. IF A PROPERLY EXECUTED PROXY CARD IS SUBMITTED AND NO INSTRUCTIONS ARE GIVEN, THE PERSONS DESIGNATED AS PROXY HOLDERS ON THE PROXY CARD WILL VOTE (i) FOR THE ELECTION OF THE THREE NOMINEES FOR CLASS III DIRECTORS OF THE COMPANY NAMED IN THIS PROXY STATEMENT, (ii) FOR THE RATIFICATION OF THE BOARD OF DIRECTORS' SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR AND (iii) IN THEIR OWN DISCRETION WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE STOCKHOLDERS AT THE ANNUAL MEETING OR AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THE PROXY STATEMENT WILL BE PRESENTED AT THE ANNUAL MEETING.

         The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of the holders of a majority of the votes cast with a quorum present at the Annual Meeting is required for the election of Class III directors and the ratification of the selection of the Company's auditors. Abstentions and broker non-votes will not be counted as votes cast and, accordingly, will have no effect on the majority vote required, although they will be counted for quorum purposes.

         A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, by filing a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy. "Street name" stockholders who wish to vote in person will need to obtain a duly executed proxy form from the institution that holds their shares prior to the Annual Meeting.

         The Company's 2002 Annual Report, including financial statements for the fiscal year ended December 31, 2002, is being mailed to stockholders concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material.


                                   PROPOSAL I

                        ELECTION OF A CLASS OF DIRECTORS

         Pursuant to the Articles of Amendment and Restatement of the Company, as amended (the "Articles"), the maximum number of members allowed to serve on the Company's Board of Directors is 12. The Board of Directors of the Company currently consists of nine seats and is divided into three classes, with the directors in each class serving for a term of three years and until their successors are duly elected and qualified. The term of one class expires at each Annual Meeting of Stockholders. Nine persons currently serve as directors of the Company.

         At the Annual Meeting, three directors will be elected to serve until the 2006 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The Board of Directors has nominated John Rau, Robert J. Slater and W. Ed Tyler to serve as Class III directors (the "Nominees"). Each of the Nominees is currently serving as a Class III director of the Company and has consented to be named as a nominee in this Proxy Statement. The Board of Directors anticipates that each of the Nominees will serve as a director if elected. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will vote for the election of such other person or persons as the Board of Directors may recommend.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES.

INFORMATION REGARDING NOMINEES AND DIRECTORS

         The following biographical descriptions set forth certain information with respect to the three Nominees for election as Class III directors at the Annual Meeting, the continuing directors whose terms expire at the Annual Meetings of Stockholders in 2004 and 2005 and certain executive officers, based on information furnished to the Company by such persons. The following information is as of March 21, 2003, unless otherwise specified.

CLASS III NOMINEES FOR ELECTION AT 2003 ANNUAL MEETING - TERM TO EXPIRE IN 2006

JOHN RAU                                                     Director since 1994

         Mr. Rau, 54, has been a director of the Company since June 1994. Since December 2002, Mr. Rau has served as President and Chief Executive Officer of Miami Corporation, an asset management firm. He is also Chairman of the Chicago Title and Trust Company Foundation. From January 1997 to March 2000, he was President and Chief Executive Officer of Chicago Title Corporation, a New York Stock Exchange listed company, and its subsidiaries Chicago Title and Trust Co., Chicago Title Insurance Co., Ticor Title Insurance Co. and Security Union Title Insurance Co. Mr. Rau is a director of LaSalle Bank, N.A., BorgWarner, Inc. and Nicor Inc. Mr. Rau also serves on the Advisory Boards of Financial Technology Ventures and BlueStar Ventures. From January 1997 to March 2000, he was a director of Chicago Title Corporation, Chicago Title and Trust Co. and Chicago Title Insurance Co., as well as Chairman of the Board of Directors of Ticor Title Insurance Co. and Security Union Title Insurance Co. From July 1993 until November 1996, Mr. Rau was Dean of the Indiana University School of Business. From 1991 to 1993, Mr. Rau served as Chairman of the Illinois Economic Development Board and as special advisor to Illinois Governor James Edgar. From 1990 to 1993, he was Chairman of the Banking Research Center Board of Advisors and a Visiting Scholar at Northwestern University's J.L. Kellogg Graduate School of Management. During that time he also served as Special Consultant to McKinsey & Company, a worldwide strategic consulting firm. From 1989 to 1991, Mr. Rau served as President and Chief Executive Officer of LaSalle National Bank. From 1979 to 1989, he was associated with The Exchange National Bank, serving as President from 1983 to 1989, at which time The Exchange National Bank merged with LaSalle National Bank. Prior to 1979, he was associated with First National Bank of Chicago.

ROBERT J. SLATER                                             Director since 1994

         Mr. Slater, 65, has been a director of the Company since June 1994. Since 1985, Mr. Slater has been President of Jackson Consulting, Inc., a private consulting company specializing in advising the basic manufacturing and distribution industries. He has retired as President of Crane Co., a multinational manufacturing company.

W. ED TYLER                                                  Director since 2000


         Mr. Tyler, 50, has been a director of the Company since March 2000. From 1998 to 2000, Mr. Tyler served as Chief Executive Officer and a director of Moore Corporation Limited, a provider of data capture, information design, marketing services, digital communications and print solutions that enable clients to improve their business processes and to increase revenues. Prior to joining Moore Corporation, Mr. Tyler served in various capacities at R.R. Donnelley & Sons Company, most recently as Executive Vice President and Chief Technology Officer, from 1997 to 1998, and as Executive Vice President and Sector President of Donnelley's Networked Services Sector, from 1995 to 1997. He is also a director of the American Red Cross (Mid-America) and the United Way of Lake County.


              CLASS I CONTINUING DIRECTORS - TERM TO EXPIRE IN 2004

JAY H. SHIDLER                                               Director since 1993


         Mr. Shidler, 56, has been Chairman of the Board of Directors since the formation of the Company in August 1993. He is the founder and managing partner of The Shidler Group. A nationally acknowledged expert in the field of real estate investment and finance, Mr. Shidler has over 30 years of experience in real estate investment and has acquired and managed properties involving several billion dollars in aggregate value. Since 1970, Mr. Shidler has been directly involved in the acquisition and management of over 1,000 properties in 40 states and Canada. Mr. Shidler is the Chairman of the Board of Directors of Corporate Office Properties Trust (NYSE:OFC). Since March 2002, Mr. Shidler has served as a director of Primus Guaranty, Ltd., a Bermuda holding company of which Mr. Shidler is a founder and whose subsidiary is a AAA-rated financial products company. He serves on the boards of directors of several private companies and is active as a trustee of several charitable organizations, including The Shidler Family Foundation.

JOHN L. LESHER                                               Director since 1994

         Mr. Lesher, 69, has been a director of the Company since June 1994. Mr. Lesher is President of Jack Lesher and Associates, a management consulting firm. From March 1999 to June 2002, he served as a Senior Advisor of Resource Evaluation, Inc., a consulting firm specializing in working capital management. Prior to March 1999, Mr. Lesher also served with Resource Evaluation, Inc. as Chairman, from July 1997 to March 1999, and as President, from 1994 to July 1997. He is a director of The Sound Shore Fund, Mondial Ltd. and Trimark Inc. and is an Operating Partner of the Bradford Equities Fund III. From 1990 to 1993, he was a Managing Director of Korn/Ferry International, an executive recruiting organization. From 1985 to 1989, he was Vice President of the New York financial services practice of Cresap, McCormick & Paget, a management consulting organization; President of Home Group Financial Services, a subsidiary of Home Insurance Company; and President of Mars & Company, an international strategic planning and consulting firm. Prior to 1985, he served for 24 years in various capacities at Booz, Allen & Hamilton, including from 1976 to 1985 as its President.

J. STEVEN WILSON                                             Director since 1994

         Mr. Wilson, 59, has been a director of the Company since June 1994. Since 1985, Mr. Wilson has been President, Chief Executive Officer and Chairman of the Board of Directors of Riverside Group, Inc., a holding company. From 1991 to April 2003, Mr. Wilson was Chairman of the Board of Directors and Chief Executive Officer of Wickes Inc., which is a building and supply company with revenues of $1 billion with distribution and manufacturing facilities located primarily in the Midwest and Northeast regions of the United States.



             CLASS II CONTINUING DIRECTORS - TERM TO EXPIRE IN 2005

MICHAEL W. BRENNAN                                           Director since 1996

         Mr. Brennan, 46, has been a director since March 1996. He has been President and Chief Executive Officer of the Company since November 1998, prior to which time he served as Chief Operating Officer of the Company from December 1995 to November 1998 and as Senior Vice President--Asset Management of the Company from April 1994 to December 1995. He was a partner of The Shidler Group between 1988 and 1994 and the President of the Brennan/Tomasz/Shidler Investment Corporation and was in charge of asset management, leasing, project finance, accounting and treasury functions for The Shidler Group's Chicago operations. Between 1986 and 1988, Mr. Brennan served as The Shidler Group's principal acquisition executive in Chicago. Prior to joining The Shidler Group, Mr. Brennan was an investment specialist with CB Commercial (now CB Richard Ellis, Inc.). His professional affiliations include the Urban Land Institute ("ULI"), the National Association of Industrial and Office Properties ("NAIOP"), the National Association of Real Estate Investment Trusts ("NAREIT"), the Council for Logistic Management, the Young Presidents Organization and the Economic Club of Chicago. Mr. Brennan's charitable affiliations include the United Way, Founder's Circle of LaSalle Preparatory High School and the Big Shoulders Fund.

MICHAEL G. DAMONE                                            Director since 1994

         Mr. Damone, 68, is Director of Strategic Planning for the Company and has been a director of the Company since June 1994. Between 1973 and 1994, Mr. Damone was Chief Executive Officer of Damone/Andrew, a full service real estate organization, which developed several million square feet of industrial, warehouse, distribution and research and development buildings. Prior to co-founding Damone/Andrew in 1973, Mr. Damone was the executive vice president of a privately held, Michigan based real estate development and construction company, where he was responsible for the development of industrial/business parks. His professional affiliations include the Society of Industrial and Office Realtors ("SIOR"), the National Association of Realtors ("NAR"), the Michigan Association of Realtors and the Detroit Area Commercial Board of Realtors.

KEVIN W. LYNCH                                               Director since 1994

         Mr. Lynch, 50, has been a director of the Company since June 1994. Mr. Lynch is the co-founder and Principal of The Townsend Group ("Townsend"), an institutional real estate consulting firm, which provides real estate consulting for pension funds and institutional investors. In his capacity as Principal, Mr. Lynch is responsible for strategic development and implementation of client real estate portfolios. Mr. Lynch is also responsible for new product development. Prior to founding Townsend, Mr. Lynch was associated with Stonehenge Capital Corporation, where he was involved in the acquisition of institutional real estate properties and the structuring of institutional real estate transactions. From 1996 to 2000, Mr. Lynch served on the Board of Directors of Lexington Corporate Properties. He is a member of the National Real Estate Advisory Board for the Real Estate Center at New York University, the National Council of Real Estate Investment Fiduciaries, and the Pension Real Estate Association.

EXECUTIVE OFFICERS AND OTHER SENIOR MANAGEMENT

MICHAEL J. HAVALA

         Mr. Havala, 43, has been Chief Financial Officer of the Company since April 1994. He joined The Shidler Group in 1989, and was Chief Financial Officer for The Shidler Group's Midwest region with responsibility for accounting, finance, information technology and treasury functions. With The Shidler Group, Mr. Havala structured joint ventures, obtained and refinanced project financing, developed and implemented management information systems and directed all financial aspects of a several million square foot portfolio located in various states throughout the Midwest. Prior to joining The Shidler Group, Mr. Havala was a Senior Tax Consultant with Arthur Andersen & Company, where he specialized in real estate, banking and corporate finance. Mr. Havala is a certified public accountant. His professional affiliations include NAREIT.

JOHANNSON L. YAP

         Mr. Yap, 40, has been the Chief Investment Officer of the Company since February 1997. From April 1994 to February 1997, he served as Senior Vice President--Acquisitions of the Company. Prior to joining the Company, Mr. Yap joined The Shidler Group in 1988 as an acquisitions associate, and became Vice President in 1991, with responsibility for acquisitions, property management, leasing, project financing, sales and construction management functions. Between 1988 and 1994, he participated in the acquisition, underwriting and due diligence of several hundred million dollars of commercial properties. His professional affiliations include the Chicago Real Estate Council, ULI, NAREIT, NAIOP and the Real Estate Investment Advisory Council.

DAVID P. DRAFT

         Mr. Draft, 51, has been Executive Vice President - Operations of the Company since January 2001, prior to which time he served as Managing Director of the Company's Central region from December 1998 to January 2001 and as Senior Regional Director of the Company's Michigan and Northern Ohio regions from March 1996 to December 1998. He has 27 years experience in real estate brokerage, sales, leasing and asset management. Between 1994 and March 1996, Mr. Draft was Co-Founder and Principal of Draft & Gantos Properties, L.L.C., where he was responsible for real estate management, construction and development. From 1990 to 1994, Mr. Draft was Director of Development and Operations for Robert Grooters Development Company where he was responsible for land acquisitions, development project planning, financing and construction of industrial property. From 1977 to 1990, he was with First Real Estate, Inc. serving in the capacity of chief operating officer.

ROSS KIRK

         Mr. Kirk, 46, has been Managing Director of the Company's East region since December 1999, prior to which time he served as a Regional Director of the Company's Tampa region from December 1997 to December 1999. Mr. Kirk has 22 years of real estate experience. Between July 1992 and December 1997, he was President of Thompson-Kirk Properties, a full-service real estate firm in Tampa. Mr. Kirk is a licensed general contractor in the state of Florida, a licensed Florida real estate broker and a licensed Florida mortgage broker. He holds memberships in NAIOP, Tampa's Real Estate Investment Council and the Council of Logistics Management.

TIMOTHY E. GUDIM

         Mr. Gudim, 43, has been Managing Director of the Company's California region since December 1999, prior to which time he served as Managing Director of the Company's West/Gulf region from December 1998 to December 1999; as a Senior Regional Director of the Company's West region from June 1998 to December 1998; and as a Regional Director for Colorado from November 1997 to June 1998. Mr. Gudim has 21 years experience in the industrial real estate field. Between 1991 and October 1997, he was Vice President and a Principal of Pacifica Holding Company, a full service real estate company operating in Denver. Mr. Gudim's professional affiliations include NAIOP, SIOR and the Association of Industrial Realtors.

ARNE M. COOK

         Mr. Cook, 43, has been Managing Director of the Central region since January 2001, prior to which time he served as Senior Regional Director of the Company's Minnesota region from January 2000 to December 2000, as Regional Director of the Company's Minnesota region from April 1998 to December 1999 and as Regional Development Manager from April 1997 to March 1998. He has 18 years of experience in the office and industrial real estate industry. From January 1995 to March 1997, Mr. Cook served as Senior Director of Real Estate Development with Opus Northwest LLC, a member of the Opus Group of Companies, where he was responsible for the development, sales, financing and asset management of office and industrial properties throughout the Midwest. His professional affiliations include NAIOP, NAREIT, ULI, the Minnesota Commercial Association of Realtors and the University of Wisconsin Real Estate Alumni Association.

GREGORY S. DOWNS

         Mr. Downs, 54, has been Managing Director of the Company's Gulf/Mountain region since July 2001, prior to which time he served as a Senior Regional Director from January 2000 to July 2001 and as a Regional Director from June 1998 to December 1999 of the Company's Denver region. From November 1997 to June 1998, he served as a Regional Development Officer of the Company. Mr. Downs has over 24 years of real estate experience. Between June 1994 and November 1997, he was Vice President of Development for Pacifica Holding Company, a full-service real estate company operating in Denver. Mr. Downs' professional affiliations include NAIOP and SIOR. He served on the Board of Directors of NAIOP's Denver Chapter from 1998 to 2001.

SCOTT A. MUSIL

         Mr. Musil, 35, has been Senior Vice President of the Company since March 2001; Controller of the Company since December 1995; Treasurer of the Company since May 2002; and Assistant Secretary of the Company since May 1996. In addition, he served as a Vice President of the Company from May 1998 to March 2001. Prior to joining the Company, he served in various capacities with Arthur Andersen & Company, culminating as an audit manager specializing in the real estate and finance industries. Mr. Musil is a certified public accountant. His professional affiliations include the American Institute of Certified Public Accountants and NAREIT.


THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The Company is currently managed by a nine member Board of Directors, a majority of whom are independent of both The Shidler Group and the Company's management. The current independent directors are Messrs. Lesher, Lynch, Rau, Slater, Tyler and Wilson. Pursuant to the terms of the Company's Articles, the directors are divided into three classes. Class III directors hold office for a term expiring at this Annual Meeting. Class I directors hold office for a term expiring at the Annual Meeting of Stockholders to be held in 2004. Class II directors hold office for a term expiring at the Annual Meeting of Stockholders to be held in 2005. Each director will hold office for the term to which he is elected and until his successor is duly elected and qualified. At each Annual Meeting of Stockholders, the successors to the class of directors whose terms expire at that meeting will be elected to hold office for a term continuing until the Annual Meeting of

Stockholders held in the third year following the year of their election and the election and qualification of their successors.

         The Board of Directors held nine meetings during the fiscal year of 2002. Each of the directors serving in 2002 attended at least 75% of the total number of meetings of the Board of Directors and of the respective committees of the Board of Directors of which he was a member.

         The Board of Directors has appointed an Audit Committee, a Compensation Committee, an Investment Committee, a Nominating/Corporate Governance Committee and a Special Committee.

         Audit Committee. The Audit Committee is directly responsible for the appointment, discharge, compensation, and oversight of the work of any independent public accountants employed by the Company for the purpose of preparing or issuing an audit report or related work. In connection with such responsibilities, the Audit Committee approves the engagement of independent public accountants, reviews with the independent public accountants the audit plan, audit scope, and the results of the annual audit engagement, pre-approves audit and non-audit services provided by the independent public accountants, reviews the independence of the independent public accountants, pre-approves audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The membership of the Audit Committee currently consists of Messrs. Rau, Lynch and Wilson, each of whom, in the judgment of the Company's Board of Directors, is independent as required by the listing standards of The New York Stock Exchange. The Audit Committee met two times in 2002. In addition, Mr. Rau, as Chairman of the Audit Committee, holds a meeting on a quarterly basis with the Company's independent public accountants to discuss the review of quarterly information prior to the issuance of the quarterly earnings release. On May 15, 2002, the Board of Directors, on the unanimous recommendation of the Audit Committee, reaffirmed the Company's Audit Committee Charter. On December 4, 2002, the Board of Directors approved an amended and restated Audit Committee Charter, a copy of which is attached hereto as Appendix A.

         Compensation Committee. The Compensation Committee makes recommendations and exercises all powers of the Board of Directors in connection with certain compensation matters, including incentive compensation and benefit plans. The Compensation Committee administers, and has authority to grant awards under, the First Industrial Realty Trust, Inc. 1994 Stock Incentive Plan (the "1994 Stock Plan"), the First Industrial Realty Trust, Inc. 1997 Stock Incentive Plan (the "1997 Stock Plan"), the First Industrial Realty Trust, Inc. Deferred Income Plan (the "Deferred Income Plan") and the First Industrial Realty Trust, Inc. 2001 Stock Incentive Plan (the "2001 Stock Plan"). The membership of the Compensation Committee consists of a total of not less than two independent directors selected by the entire Board of Directors of the Company. The Compensation Committee currently consists of Messrs. Slater, Lesher and Tyler. The Compensation Committee met two times in 2002.

         Investment Committee. The Investment Committee provides oversight and discipline to the acquisition and new investment process. New investment opportunities are described in written reports based on detailed research and analyses in a standardized format applying appropriate underwriting criteria. The Investment Committee meets with the Company's acquisition personnel, reviews each submission thoroughly and approves acquisitions and development projects having a total investment of greater than $1 million and less than $30 million. The Investment Committee makes a formal recommendation to the Board of Directors for all acquisitions and development projects with a total investment in excess of $30 million. The membership of the Investment Committee currently consists of Messrs. Shidler, Brennan and Damone. The Investment Committee met 26 times and acted by unanimous consent 13 times during 2002.

         Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee proposes individuals for election as directors at the Annual Meeting of Stockholders of the Company and in connection with any vacancy that may develop on the Board of Directors. The Board of Directors, in turn, as a whole by a majority vote either approves all of the nominations so proposed by the Nominating/Corporate Governance Committee or rejects all of the nominations in whole, but not in part. In the event that the Board of Directors as a whole by a majority vote rejects the proposed nominations, the Nominating/Corporate Governance Committee develops a new proposal. The Nominating/Corporate Governance Committee will consider nominees recommended by stockholders of the Company. Such recommendations must be submitted in writing to the Secretary of the Company. In addition, the Nominating/Corporate Governance Committee develops and oversees the Company's corporate governance policies and its Chairman presides at meetings of non-management directors. The membership of the Nominating/Corporate Governance Committee consists of a total of not less than three independent directors selected by the entire Board of Directors of the Company from among those independent directors whose term is not expiring in the calendar year that the Nominating/Corporate Governance Committee is making its proposal. The Nominating/Corporate Governance Committee that made the proposals approved by the Board of Directors and set forth in this Proxy Statement consisted of Messrs. Lesher, Lynch and Wilson. Mr. Lynch is the current Chairman of the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee met once in March 2003 to determine its nominations for this Proxy Statement.

         Special Committee. The Special Committee is authorized, within limits specified by the Board of Directors, to approve the terms under which the Company issues common stock, preferred stock or depository shares representing fractional interests in preferred stock, or under which the Company or any of the Company's subsidiaries, including First Industrial, L.P., issues debt. The membership of the Special Committee currently consists of Messrs. Shidler, Brennan and Rau. The Special Committee acted by unanimous consent twice during 2002.


DIRECTOR COMPENSATION

         Directors of the Company who are also employees receive no additional compensation for their services as a director. Non-employee directors of the Company receive an annual director's fee equivalent in value to $20,000. At least 50% of the value of such fee must be taken in the form of restricted stock. Each non-employee director also receives $1,000 for each regular quarterly meeting of the Board of Directors attended, $1,000 for each special meeting of the Board attended, $1,000 for each substantive special telephonic Board meeting participated in and $1,000 for each committee meeting attended. Following the Annual Meeting of Stockholders held in 2002, each of the Company's non-employee directors received options under the 1997 Stock Plan to purchase 10,000 shares at the market price of the shares on the date of grant. Such options granted to non-employee directors vest one year after the date of grant.

                             EXECUTIVE COMPENSATION

         The following table sets forth the aggregate compensation, including cash compensation and restricted stock and option awards, paid by the Company with respect to the fiscal years ended December 31, 2000, 2001 and 2002 to the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                                      Long Term
                                                                    Compensation
                                                              -------------------------
                                                              Restricted       Shares      All Other
Name and                              Annual                     Stock       Underlying   Compensation
Principal Position           Year    Salary($)  Bonus($)(1)   Awards($)(2)   Options(#)     ($)(6)
------------------           ----   ----------  -----------   ------------   ----------   ------------
Michael W. Brennan           2002   $ 500,000   $ 247,500        $721,815         0 (5)    $  426,964
President and                2001     490,000     735,000         338,002    72,000 (4)       337,673
Chief Executive Officer      2000     375,000     600,598         281,160    75,000 (3)       256,664

Michael J. Havala            2002   $ 284,000   $ 122,500        $426,786         0 (5)    $  320,128
Chief Financial Officer      2001     275,600     440,000         372,492    64,000 (4)       248,505
                             2000     265,000     410,141         207,675    52,000 (3)       186,209

Johannson L. Yap             2002   $ 309,000   $ 148,500        $455,315         0 (5)    $  286,620
Chief Investment Officer     2001     300,000     480,000         372,492    70,000 (4)       216,312
                             2000     235,000     456,096         207,675    52,000 (3)       161,690

David P. Draft               2002   $ 278,000   $ 100,000        $334,968         0 (5)    $  167,469
Executive Vice               2001     270,000     340,000         196,593    44,100 (4)       170,645
President - Operations       2000     210,000     403,200         130,196    34,200 (3)        87,825

Ross Kirk                    2002    $214,000   $ 195,007        $499,000         0 (5)    $   67,455
Managing Director            2001     208,000     308,880         115,886    25,800 (4)        40,414
                             2000     200,000     396,000         127,800    33,600 (3)        20,713

----------

(1) Amounts for 2000 represent bonuses awarded in February 2001 based on performance for the year ended December 31, 2000 and amounts paid to Messrs. Brennan, Havala and Yap in consideration for the purchase of all of such executives' stock in First Industrial Development Services, Inc. (f/k/a FR Development Services, Inc.) in connection with that entity's conversion to a wholly-owned taxable REIT subsidiary. Amounts for 2001 represent bonuses awarded in February 2002 based on performance for the year ended December 31, 2001. Amounts for 2002 represent bonuses awarded in February 2003 based on performance for the year ended December 31, 2002.

(2) Amounts for 2000 represent restricted Common Stock awarded in March 2001. Amounts for 2001 represent restricted Common Stock awarded in March 2002. Amounts for 2002 represent restricted Common Stock awarded in March 2003. The dollar amount shown is approximately equal to the product of the number of shares of restricted Common Stock granted multiplied by the closing price of the Common Stock as reported by the New York Stock Exchange on the date of grant ($31.95 on March 16, 2001 for 2000 amounts; $34.49 on March 15, 2002 for 2001 amounts; $29.26 on March 20, 2003 for 2002 amounts). This valuation does not take into account any diminution in value that results from the restrictions applicable to such Common Stock. From and after the date of issuance, holders of the restricted Common Stock are entitled to vote such Common Stock and receive dividends at the same rate applicable to unrestricted shares of Common Stock. The total number of shares, and the value, of restricted Common Stock held by each Named Executive Officer as of December 31, 2002 (based on the closing price per share of Common Stock as reported on the New York Stock Exchange on December 31, 2002 ($28.00)) is as follows: Mr. Brennan - 48,733 shares ($1,364,524), Mr. Havala - 39,889 shares
         ($1,116,892), Mr. Yap - 40,804 shares ($1,142,512), Mr. Draft - 19,284 shares ($539,952) and Mr. Kirk - 10,621 shares ($297,388). Of the
         29,875 shares of restricted Common Stock awarded in March 2001 to the Named Executive Officers as part of 2000 compensation, one-third vested in January 2002 and January 2003, as to which restrictions have been removed, and one-third will vest in January 2004. Of the 40,460 shares of restricted Common Stock awarded in March 2002 to the Named Executive Officers as part of 2001 compensation, one-third vested in January 2003, as to which restrictions have been removed, and one-third will vest in each of January 2004 and January 2005. Of the 83,318 shares of restricted Common Stock awarded in March 2003 to the Named Executive Officers as part of 2002 compensation, one-third will vest in each of January 2004, January 2005 and January 2006.

(3) Amounts for 2000 represent an aggregate of 246,800 options granted to the Named Executive Officers under the 1997 Stock Plan on January 23, 2001 at an exercise price equal to $33.125 per share. Such options vest in three equal installments on the first, second and third year anniversary of the date of grant.

(4) Amounts for 2001 represent an aggregate of 275,900 options granted to the Named Executive Officers under the 1997 Stock Plan on January 16, 2002 at an exercise price equal to $30.53 per share. Such options vest in three equal installments on the first, second and third year anniversary of the date of grant.

(5) No options were granted to the Named Executive Officers with respect to 2002.

(6) Includes premiums paid by the Company on term life insurance and long term disability insurance ($15,510 in 2002; $15,511 in 2001; $13,421 in
         2000) for the benefit of certain of the Named Executive Officers. Also includes car allowances ($62,400 in 2002; $62,400 in 2001; $62,400 in
         2000), a moving allowance ($47,000 in 2001) and personal financial planning allowances ($8,400 in 2002; $8,400 in 2001; $8,000 in 2000)
         for certain of the Named Executive Officers. Also includes benefits accrued on units awarded to the Named Executive Officers under the Deferred Income Plan. A portion of the amounts accrued under the Deferred Income Plan to Messrs. Yap and Draft in 2000 was used to acquire Common Stock having a value at the time of acquisition of $71,754 and $39,111, respectively, with the remainder of such amounts paid in cash. The amounts accrued under the Deferred Income Plan to each of the other Named Executive Officers in 2000 were paid in cash. A portion of the amount accrued under the Deferred Income Plan to Mr. Draft in 2001 was used to acquire Common Stock having a value at the time of acquisition of $57,022, with the remainder of such amount paid in cash. The amounts accrued under the Deferred Income Plan to each of the other Named Executive Officers in 2001 were paid in cash. The amounts accrued under the Deferred Income Plan to each of the Named Executive Officers in 2002 were paid in cash.

OPTION GRANTS AND EXERCISES

         Option Grants. The following table sets forth the options granted in the fiscal year ended December 31, 2002 to the Named Executive Officers.

                              OPTION GRANTS IN 2002


                                     Percent of
                       Number of   Total Options
                        Options      Granted to    Exercise or                  Total Present
                        Granted     Employees in   Base Price    Expiration      Value as of
Name                     (#)(1)     2002 (%)(2)      ($/sh)        Date(s)    Grant Date ($)(4)
-----                  --------    -------------   -----------   -----------  -----------------
Michael W. Brennan      72,000          8.2           30.53        (3)              140,400
Michael J. Havala       64,000          7.3           30.53        (3)              124,800
Johannson L. Yap        70,000          8.0           30.53        (3)              136,500
David P. Draft          44,100          5.0           30.53        (3)               85,995
Ross Kirk               25,800          2.9           30.53        (3)               50,310


(1) Represents an aggregate of 275,900 options granted under the 1997 Stock Plan on January 16, 2002 to the Named Executive Officers. The options vest in three equal installments on the first, second and third year anniversary of the date of grant.

(2) Percentages do not take into account 70,000 options in the aggregate granted to non-employee directors of the Company.

(3)      All of the options expire January 16, 2012.

(4) Applies an option value of $1.95 per share, based on the Black-Scholes option pricing model adapted for use in valuing stock options. The actual value, if any, that the Named Executive Officer may receive would depend on the excess of the stock price at the time of exercise over the exercise or base price on the date the option is exercised. There is no assurance that the value realized by the Named Executive Officer would be at or near the value estimated by the Black-Scholes model. The estimated value under the model assumes an option term of ten years, an average volatility of the Company's common stock of 20.94%, an optimal exercise date three years from the date of grant, a risk free rate of interest of 3.54% and an average dividend yield on the Company's common stock of 8.28%.

         Option Exercises and Year-End Holdings. Certain of the Named Executive Officers exercised an aggregate of 111,000 options in 2002. The following table sets forth information with respect to options exercised during, and the value of options held at the end of, 2002 by the Named Executive Officers.

                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2002
                     AND FISCAL YEAR-END 2002 OPTION VALUES



                                                      Number of Securities
                         Shares                      Underlying Unexercised            Value of Unexercised
                      Acquired on       Value               Options                   In-the-Money Options at
Name                 Exercise(#)(1)   Realized($)   at December 31, 2002(#)            December 31, 2002($)(2)
----                 --------------   -----------   ---------------------------    ---------------------------
                                                    Exercisable   Unexercisable    Exercisable   Unexercisable
                                                    -----------   -------------    -----------   -------------
Michael W. Brennan             0             0         285,000      142,000          497,500         15,000
Michael J. Havala         42,500       215,871         104,833      113,667          161,250         11,250
Johannson L. Yap          45,000       343,125         121,000      119,000          127,750         10,750
David P. Draft            15,000        90,750          70,867       76,633           32,100          7,300
Ross Kirk                  8,500        61,625          15,500       52,600           11,725          3,300

----------

(1) Represents shares with respect to which options were exercised in 2002 by the Named Executive Officers.

(2) Based on the closing price per share of Common Stock as reported on the New York Stock Exchange on December 31, 2002 ($28.00).


EMPLOYMENT AGREEMENTS

         In February 1997, the Company entered into a written employment agreement with Michael W. Brennan, who became the Company's President and Chief Executive Officer in November 1998. The agreement provides for an initial annual minimum base salary of $195,000, which may be increased at the discretion of the Compensation Committee, and an annual bonus at the discretion of the Compensation Committee. The agreement provides for an initial term of two years and subsequent two-year periods unless otherwise terminated; provided, however, that the agreement will expire on Mr. Brennan's 70th birthday. Upon certain changes in control of the Company or a termination without cause, Mr. Brennan is entitled to severance in an amount equal to two times his annual base salary, plus two times his average bonus over the prior two years. In addition, upon termination, Mr. Brennan's options and awards under the 1994 Stock Plan, the 1997 Stock Plan and Deferred Income Plan will fully vest and his other benefits will continue for a period of two years. Severance amounts payable to Mr. Brennan upon termination will be reduced if such amounts become payable after Mr. Brennan's 67th birthday. Mr. Brennan has agreed to a two-year covenant not to compete after termination.

         In March 2002, the Company entered into written employment agreements with Michael J. Havala, the Company's Chief Financial Officer, Johannson L. Yap, the Company's Chief Investment Officer, and David P. Draft, the Company's Executive Vice President - Operations. Mr. Havala's and Mr. Yap's agreements amend and restate their prior employment agreements with the Company. The agreements provide for a minimum annual base salary of $284,000 for Mr. Havala, $309,000 for Mr. Yap and $278,000 for Mr. Draft, which amounts may be increased at the recommendation of the Chief Executive Officer, with the approval of the Compensation Committee, and for annual bonuses as recommended by the Chief Executive Officer and approved by the Compensation Committee. Each of the agreements provides for a continuous and self-renewing two-year "evergreen" term unless earlier terminated; provided, however, that the agreements will expire on Mr. Havala's, Mr. Yap's and Mr. Draft's respective 70th birthdays. Upon his termination without cause, through constructive discharge, or upon a work-related disability, each of Mr. Havala, Mr. Yap and Mr. Draft is entitled to severance in an amount equal to three times his annual base salary, plus 75% of his maximum bonus potential for the then-current year prorated through the date of termination. Upon certain changes in control of the Company, each of Mr. Havala, Mr. Yap and Mr. Draft is entitled to severance in an amount equal to two times his annual base salary, plus 100% of his maximum cash bonus for the then-current year prorated through the date of termination, plus two times the product of his annual base salary and an average of his actual cash bonus percentage for the prior two years and his maximum cash bonus percentage for the then-current year. In addition, upon his termination other than for cause, each of Mr. Havala's and Mr. Yap's options and awards under the 1994 Stock Plan, the 1997 Stock Plan, the 2001 Stock Plan, the Deferred Income Plan and any subsequent similar plan will fully vest, and his health insurance benefits will continue for a period of three years. Severance amounts payable to Mr. Havala, Mr. Yap and Mr. Draft upon their termination will be reduced if such amounts become payable after their respective 67th birthdays. Each of Mr. Havala, Mr. Yap and Mr. Draft has agreed to a one-year covenant not to compete after his termination, except in connection with certain changes in control of the Company. Each of Mr. Havala, Mr. Yap and Mr. Draft has agreed to a six-month covenant not to compete in connection with certain changes in control of the Company.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee consists of Messrs. Slater, Lesher and Tyler. None of them has served as an officer of the Company or had any other business relationship or affiliation with the Company in 2002, except his service as a director.

STOCK PERFORMANCE GRAPH

         The incorporation by reference of this Proxy Statement into any document filed with the SEC by the Company shall not be deemed to include the following performance graph unless such graph is specifically stated to be incorporated by reference into such document.

         The following graph provides a comparison of the cumulative total stockholder return among the Company, the NAREIT Equity REIT Total Return Index (the "NAREIT Index"), an industry index which, as of December 31, 2002, was comprised of 149 tax-qualified equity REITs (including the Company), and the Standard & Poor's 500 Index ("S&P 500"). The comparison is for the period from December 31, 1997 to December 31, 2002 and assumes the reinvestment of any dividends. The closing price for the Company's Common Stock quoted on the New York Stock Exchange at the close of business on December 31, 1997 was $36.13 per share. The NAREIT Index includes REITs with 75% or more of their gross invested book value of assets invested directly or indirectly in the equity ownership of real estate. Upon written request, the Company will provide stockholders with a list of the REITs included in the NAREIT Index. The historical information set forth below is not necessarily indicative of future performance. The following graph was prepared at the Company's request by Research Data Group, Inc., San Francisco, California.


                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

                              [PERFORMANCE GRAPH]


----------------------------------------------------------------------------------
                             CUMULATIVE TOTAL RETURN
----------------------------------------------------------------------------------
                                      12/97   12/98   12/99   12/00  12/01   12/02
----------------------------------------------------------------------------------
FIRST INDUSTRIAL REALTY TRUST, INC.    $100    $ 80    $ 90    $121   $120   $118
NAREIT EQUITY                           100      83      79      99    113    118
S & P 500                               100     129     156     141    125     97
----------------------------------------------------------------------------------

REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee of the Board of Directors is composed of three of the Company's independent outside directors, Messrs. Slater, Lesher and Tyler. The Compensation Committee is responsible for administering the policies that govern the Company's executive compensation.

         Objectives of Executive Compensation. The Company maintains the philosophy that compensation of its executive officers and other employees should serve the best interests of the Company's stockholders. Accordingly, the Compensation Committee has designed its compensation policy to provide management proper incentives, directly and materially linked to operating performance, to maximize the Company's overall performance. Consistent with this, executive compensation is weighted towards bonuses and incentive awards (e.g. restricted stock awards) paid or granted on the basis of the Company's and each executive's performance. Thus, while annual salary increases are based on personal performance of the executive officers and general economic conditions, annual bonuses and incentive awards are directly tied to the Company's actual economic performance during the applicable fiscal year.

         With respect to performance in years prior to 2002, executive compensation has included other incentive awards (e.g. stock option grants and deferred income awards) along with restricted stock. With respect to performance in 2002, the Compensation Committee determined not to grant such other incentive awards and to utilize restricted stock awards exclusively as the Company's incentive award. In connection with such determination, the Compensation Committee approved the cancellation, effective March 20, 2003, of all outstanding deferred income awards in exchange for the issuance of restricted stock. See discussion below. Currently, the Compensation Committee anticipates that it will continue in the future to utilize restricted stock awards exclusively as the Company's incentive award; however, it reserves the right to utilize other incentive awards in the future if and when it determines such would be appropriate.

         Restricted stock is granted to the executives under the provisions of the 1997 Stock Plan and will also be granted under the 2001 Stock Plan in the future. Other incentive awards (e.g., stock options and deferred income awards) were granted to the executives under the provisions of the 1994 Stock Plan, the 1997 Stock Plan and the Deferred Income Plan, and, if granted in the future, may be, granted under such plans and under the 2001 Stock Plan. The Compensation Committee determines those executives who will receive restricted stock and other incentive awards and the size of such awards. Generally, stock options were, and, if granted in the future, would be expected to be, granted at the market price of the Common Stock at the date of grant so that executives and the Company's stockholders are similarly benefited by appreciation in the price of the Common Stock.

         Cancellation of Outstanding Deferred Income Awards. Effective March 20, 2003, the Company cancelled (the "DIP Cancellation") all of its outstanding deferred income awards (representing approximately 1.12 million deferred income units held by 34 employees of the Company) in exchange for 461,411 shares of restricted stock The expected total amount accruable over the life of such awards was approximately $23.7 million and the estimated total value of the restricted stock issued in exchange for such units was approximately $12.5 million. To value the outstanding deferred income awards for purposes of the DIP Cancellation, the Company discounted to present value (applying a 7% discount rate) the expected total amount accruable over the life of the outstanding deferred income awards and reduced that amount by 33%, representing an assumed average retention factor. The restricted stock issued pursuant to the DIP Cancellation will vest ratably over ten years beginning January 1, 2004.

         2002 Bonus and Incentive Compensation/CEO Compensation. The bonuses and incentive awards awarded for 2002 performance to each of the Chief Executive Officer and the other executive officers of the Company were based on the Company's internal plan benchmarks for 2002, including (i) the Company's stock price, including total return, (ii) earnings per share, (iii) funds from operations, (iv) net asset value, (v) return on assets, (vi) portfolio performance, including same store net operating income, tenant retention, occupancy and capital expenditures, (vii) general and administrative expense,
(viii) investment/divestment activity, (ix) capital markets activity, and (x) certain balance sheet objectives, including leverage and pay-out ratios. Generally, bonuses and incentive awards for 2002, including those for the Chief Executive Officer, were lower as a percentage of annual salary than in 2001, due to the Company's performance in 2002 below some of its internal plan benchmarks in a difficult economic environment. The 2002 annual salary for Mr. Brennan, Chief Executive Officer of the Company, was set prior to the beginning of such year and reflects general economic conditions prevailing at the time.

         Compensation Committee Procedures. The Compensation Committee annually evaluates the Company's performance, as well as the personal performance of the Chief Executive Officer and the other executive officers of the Company. Company performance is evaluated by quantitative factors based on the Company's internal plan benchmarks for the applicable year. Personal performance is evaluated both by qualitative factors, including organizational and management development exhibited from year to year, and by quantitative factors based on the Company's internal plan benchmarks for the applicable year. Generally, the Compensation Committee will meet prior to the beginning of each fiscal year to establish base salary and performance targets for the upcoming year and will meet again at the beginning of each year to review performance and approve incentive awards for the preceding fiscal year.

         Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on the Company's tax return of compensation over $1 million to any of the Named Executive Officers unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company's stockholders. The Compensation Committee's policy with respect to Section 162(m) is to make reasonable efforts to ensure that compensation is deductible to the extent permitted while simultaneously providing Company executives with appropriate rewards for their performance.

         The Compensation Committee believes that it has designed and implemented a compensation structure that provides appropriate awards and incentives for the Company's executive officers as they work to sustain and improve the Company's overall performance.

         Submitted by the Compensation Committee:

                Robert J. Slater     John L. Lesher      W. Ed Tyler

REPORT OF THE AUDIT COMMITTEE

         Pursuant to a meeting of the Audit Committee on March 5, 2003, the Audit Committee reports that it has: (i) reviewed and discussed the Company's audited financial statements with management; (ii) discussed with the independent auditors the matters (such as the quality of the Company's accounting principles and internal controls) required to be discussed by Statement on Auditing Standards No. 61; and (iii) received written confirmation from PricewaterhouseCoopers LLP that it is independent and written disclosures regarding such independence as required by Independence Standards Board No. 1, and discussed with the auditors the auditors' independence. Based on the review and discussions referred to in items (i) through (iii) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's annual report for the Company's fiscal year ended December 31, 2002.

         Submitted by the Audit Committee:

                  John Rau          Kevin Lynch      J. Steven Wilson
                  Chairman

CERTAIN RELATIONSHIPS AND TRANSACTIONS

         The Company often engages in transactions for which CB Richard Ellis, Inc. ("CB Richard Ellis") acts as a broker. The brother of Michael W. Brennan, the President and Chief Executive Officer and a director of the Company, is an employee of CB Richard Ellis and, in five transactions in 2002 and one transaction in January 2003 in which the Company sold property for approximately $24.4 million, received $83,180 as a portion of the brokerage commission paid by the Company to CB Richard Ellis in connection with such transactions. Management of the Company believes the terms of brokerage services provided by CB Richard Ellis in such transactions were as favorable to the Company as could be obtained in arm's length transactions.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Officers, directors and "greater than ten-percent" stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms so filed.

         Based solely on review of the copies of such forms furnished to the Company for 2002, all Section 16(a) filing requirements applicable to the Company's officers, directors and "greater than ten-percent" stockholders were complied with, except that (i) Kevin Lynch reported late on his Form 4 for October 1, 2002 a sale of Common Stock held through his 401(k) plan; (ii) Scott Musil filed late his Form 3; and (iii) John Lesher filed late two Form 4s, one with respect to a transaction on October 1, 2002 and one with respect to a transaction on January 6, 2003, and filed late his Form 5 for 2002.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The following table presents information concerning the ownership of Common Stock of the Company and limited partnership units ("Units") of First Industrial, L.P. (which generally are exchangeable on a one-for-one basis, subject to adjustments, for Common Stock) by all directors, the Named Executive Officers, the directors and executive officers of the Company as a group and persons and entities, if any, known to the Company to be beneficial owners of more than 5% of the Company's Common Stock. The information is presented as of March 21, 2003, unless otherwise indicated, and is based on representations of officers and directors of the Company and filings received by the Company on
Schedule 13G under the Exchange Act. As of March 21, 2003, there were 38,758,192 shares of Common Stock and 6,811,772 Units outstanding.


                                                          Common Stock/Units
                                                             Beneficially
                                                                 Owned
                                                        ----------------------
                                                                      Percent
                                                        Number        of Class
                                                        ------        --------
            Names and Addresses of
               5% Stockholders
            ----------------------
Cohen & Steers Capital Management, Inc.
757 Third Avenue
New York, New York  10017................              3,190,635         8.2%

Security Capital Research & Management
Incorporated
11 South LaSalle Street, 2nd Floor
Chicago, Illinois  60603.................              1,936,600         5.0%

          Names and Addresses of
          Directors and Officers*

Jay H. Shidler (1).......................              1,342,877         3.4%
Michael W. Brennan (2)...................                630,040         1.6%
John L. Lesher (3).......................                 61,927          **
Kevin W. Lynch (4).......................                 76,927          **
Michael G. Damone (5)....................                238,893          **
John Rau (6).............................                 87,068          **
Robert J. Slater (7).....................                 71,893          **
J. Steven Wilson (8).....................                 86,354          **
W. Ed Tyler (9)..........................                 31,944          **
Michael J. Havala (10)...................                287,591          **
Johannson L. Yap (11)....................                327,386          **
David P. Draft (12)......................                183,303          **
Ross Kirk (13)...........................                 87,161          **
All directors, Named Executive
  Officers and other executive officers
  as a group (17 persons) (14)...........              3,786,102         9.3%

----------
* The business address for each of the directors and executive officers of the Company is 311 South Wacker Drive, Suite 4000, Chicago, Illinois 60606.
**   Less than 1%

(1) Includes 910,660 shares held by Shidler Equities, L.P., a Hawaii limited partnership owned by Mr. Shidler and Mrs. Shidler, 68,020 Units held by Mr. Shidler directly, 254,541 Units held by Shidler Equities, L.P., 1,223 Units held by Mr. and Mrs. Shidler jointly, and 22,079 Units held by Holman/Shidler Investment Corporation. Also includes 22,500 shares which may be acquired by Mr. Shidler upon the exercise of vested options granted under the 1994 Stock Plan, consisting of 15,000 shares at an exercise price of $23.50 per share and 7,500 shares at an exercise price of $18.25 per share. Also includes 50,000 shares which may be acquired upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 10,000 shares at an exercise price of $30.50 per share, 10,000 shares at an exercise price of $31.13 per share, 10,000 shares at an exercise price of $27.69 per share, 10,000 shares at an exercise price of $30.00 per share and 10,000 shares at an exercise price of $31.05 per share. Also includes 10,000 shares that may be acquired upon the exercise of options (which will vest in May 2003) granted under the 1997 Stock Plan at an exercise price of $33.15 per share. Also includes 3,854 shares of restricted Common Stock issued under the 1997 Stock Plan.

(2) Includes 30,000 shares that may be acquired by Mr. Brennan upon the exercise of vested options granted under the 1994 Stock Plan, consisting of 15,000 shares at an exercise price of $20.25 per share and 15,000 shares at an exercise price of $22.75 per share. Also includes 324,000 shares that may be acquired by Mr. Brennan upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 45,000 shares at an exercise price of $30.38 per share, 60,000 shares at an exercise price of $31.13 per share, 25,000 shares at an exercise price of $24.00 per share, 60,000 shares at an exercise price of $25.13 per share, 60,000 shares at an exercise price of $27.25 per share, 50,000 shares at an exercise price of $33.13 per share and 24,000 shares at an exercise price of $30.53 per share. Also includes 3,806 Units and 116,272 shares of restricted Common Stock issued under the 1997 Stock Plan.

(3) Includes 50,000 shares which may be acquired by Mr. Lesher upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 10,000 shares at an exercise price of $30.50 per share, 10,000 shares at an exercise price of $31.13 per share, 10,000 shares at an exercise price of $27.69 per share, 10,000 shares at an exercise price of $30.00 per share and 10,000 shares at an exercise price of $31.05 per share. Also includes 10,000 shares that may be acquired upon the exercise of options (which will vest in May 2003) granted under the 1997 Stock Plan at an exercise price of $33.15 per share. Also includes 1,927 shares of restricted Common Stock issued under the 1997 Stock Plan.

(4) Includes 15,000 shares that may be acquired by Mr. Lynch upon the exercise of vested options granted under the 1994 Stock Plan at an exercise price of $23.50 per share. Also includes 50,000 shares that may be acquired upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 10,000 shares at an exercise price of $30.50 per share, 10,000 shares at an exercise price of $31.13 per share, 10,000 shares at an exercise price of $27.69 per share, 10,000 shares at an exercise price of $30.00 per share and 10,000 shares at an exercise price of $31.05 per share. Also includes 10,000 shares that may be acquired upon the exercise of options (which will vest in May 2003) granted under the 1997 Stock Plan at an exercise price of $33.15 per share. Also includes 1,927 shares of restricted Common Stock issued under the 1997 Stock Plan.

(5) Includes 7,500 shares held by a trust for the benefit of Mr. Damone's wife. Also includes 43,900 shares that may be acquired upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 10,000 shares at an exercise price of $30.38, 10,000 shares at an exercise price of $31.13, 3,000 shares at an exercise price of $25.13, 12,000 shares at an exercise price of $27.25 per share, 6,667 shares at an exercise price of $33.13 per share and 2,233 shares at an exercise price of $30.53 per share. Also includes 144,296 Units. Also includes 11,007 shares of restricted Common Stock issued under the 1997 Stock Plan.

(6) Includes 22,500 shares that may be acquired by Mr. Rau upon the exercise of vested options granted under the 1994 Stock Plan, consisting of 15,000 shares at an exercise price of $23.50 per share and 7,500 shares at an exercise price of $18.25 per share. Also includes 50,000 shares that may be acquired upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 10,000 shares at an exercise price of $30.50 per share, 10,000 shares at an exercise price of $31.13 per share, 10,000 shares at an exercise price of $27.69 per share, 10,000 shares at an exercise price of $30.00 per share and 10,000 shares at an exercise price of $31.05 per share. Also includes 10,000 shares that may be acquired upon the exercise of options (which will vest in May 2003) granted under the 1997 Stock Plan at an exercise price of $33.15 per share. Also includes 2,568 shares of restricted Common Stock issued under the 1997 Stock Plan.

(7) Includes 50,000 shares that may be acquired by Mr. Slater upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 10,000 shares at an exercise price of $30.50 per share, 10,000 shares at an exercise price of $31.13, 10,000 shares at an exercise price of $27.69 per share, 10,000 shares at an exercise price of $30.00 per share and 10,000 shares at an exercise price of $31.05 per share. Also includes 10,000 shares that may be acquired upon the exercise of options (which will vest in May 2003) granted under the 1997 Stock Plan at an exercise price of $33.15 per share. Also includes 10,893 shares of restricted Common Stock issued under the 1997 Stock Plan.

(8) Includes 22,500 shares that may be acquired by Mr. Wilson upon the exercise of vested options granted under the 1994 Stock Plan, consisting of 15,000 shares at an exercise price of $23.50 per share and 7,500 shares at an exercise price of $18.25 per share. Also includes 50,000 shares that may be acquired upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 10,000 shares at an exercise price of $30.50 per share, 10,000 shares at an exercise price of $31.13 per share, 10,000 shares at an exercise price of $27.69 per share, 10,000 shares at an exercise price of $30.00 per share and 10,000 shares at an exercise price of $31.05 per share. Also includes 10,000 shares that may be acquired upon the exercise of options (which will vest in May 2003) granted under the 1997 Stock Plan at an exercise price of $33.15 per share. Also includes 3,854 shares of restricted Common Stock issued under the 1997 Stock Plan.

(9) Includes 20,000 shares that may be acquired by Mr. Tyler upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 10,000 shares at an exercise price of $30.00 per share and 10,000 shares at an exercise price of $31.05 per share. Also includes 10,000 shares that may be acquired upon the exercise of options (which will vest in May 2003) granted under the 1997 Stock Plan at an exercise price of $33.15 per share. Also includes 1,944 shares of restricted Common Stock issued under the 1997 Stock Plan.

(10) Includes 1,251 shares held in custodial accounts for Mr. Havala's children. Also includes 143,500 shares that may be acquired by Mr. Havala upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 15,000 shares at an exercise price of $30.38 per share, 40,000 shares at an exercise price of $31.13 per share, 15,000 shares at an exercise price of $25.13 per share, 17,500 shares at an exercise price of $27.25 per share, 34,667 shares at an exercise price of $33.13 per share and 21,333 shares at an exercise price of $30.53 per share. Also includes 95,098 shares of restricted Common Stock issued under the 1997 Stock Plan.

(11) Includes 10,000 shares which may be acquired by Mr. Yap upon the exercise of vested options granted under the 1994 Stock Plan at an exercise price of $20.25 per share. Also includes 166,000 shares that may be acquired by Mr. Yap upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 15,000 shares at an exercise price of $30.38, 40,000 shares at an exercise price of $31.13 per share, 10,000 shares at an exercise price of $25.13 per share, 43,000 shares at an exercise price of $27.25 per share, 34,667 shares at an exercise price of $33.13 per share and 23,333 shares at an exercise price of $30.53 per share. Also includes 1,680 Units. Also includes 88,573 shares of restricted Common Stock issued under the 1997 Stock Plan.

(12) Includes 106,700 shares that may be acquired by Mr. Draft upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 20,000 shares at an exercise price of $30.38 per share, 25,000 shares at an exercise price of $31.13 per share, 10,000 shares at an exercise price of $25.13 per share, 14,200 shares at an exercise price of $27.25 per share, 22,800 shares at an exercise price of $33.13 per share and 14,700 shares at an exercise price of $30.53 per share. Also includes 52,806 shares of restricted Common Stock issued under the 1997 Stock Plan.

(13) Includes 39,700 shares that may be acquired by Mr. Kirk upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 4,000 shares at an exercise price of $25.13 per share, 4,700 shares at an exercise price of $27.25 per share, 22,400 shares at an exercise price of $33.13 per share and 8,600 shares at an exercise price of $30.53 per share. Also includes 37,780 shares of restricted Common Stock issued under the 1997 Stock Plan.

(14) Includes 122,500 shares in the aggregate that may be acquired by directors or executive officers upon the exercise of vested options granted under the 1994 Stock Plan, consisting of 60,000 shares at an exercise price of $23.50 per share, 22,500 shares at an exercise price of $18.25 per share, 25,000 shares at an exercise price of $20.25 per share and 15,000 shares at an exercise price of $22.75 per share. Also includes 1,365,300 shares in the aggregate that may be acquired by directors and executive officers upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 108,333 shares at an exercise price of $30.38, 60,000 shares at an exercise price of $30.50, 25,000 shares at an exercise price of $24.00, 248,500 shares at an exercise price of $31.13, 119,700 shares at an exercise price of $25.13, 60,000 shares at an exercise price of $27.69, 189,267 shares at an exercise price of $27.25, 225,335 shares at an exercise price of $33.13, 70,000 shares at an exercise price of $30.00, 70,000 shares at an exercise price of $31.05, 70,000 shares at an exercise price of $33.15 and 119,165 shares at an exercise price of $30.53. Also includes 501,465 Units. Also includes 522,718 shares of restricted Common Stock issued under the 1997 Stock Plan.

                                   PROPOSAL II

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The accounting firm of PricewaterhouseCoopers LLP (or its predecessor, Coopers & Lybrand L.L.P.) has served as the Company's independent auditors since the Company's formation in August 1993. On March 5, 2003, the Board of Directors voted to appoint PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.


AUDIT FEES

         The aggregate fees billed by PricewaterhouseCoopers LLP in connection with the audit of the Company's 2002 financial statements and the reviews of financial statements included in the Company's Forms 10-Q for 2002 were approximately $289,000, including expenses.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         The Company did not utilize the services of PricewaterhouseCoopers LLP in the design or implementation of its financial information systems during fiscal 2002.

ALL OTHER FEES

         The aggregate fees billed by PricewaterhouseCoopers LLP for all other services provided to the Company for fiscal year 2002 were approximately $504,212, including expenses. The Audit Committee considers the provision of such services to be compatible with maintaining PricewaterhouseCoopers LLP's independence.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 2003.


         OTHER MATTERS


SOLICITATION OF PROXIES

         The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be presented at the 2004 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than December 11, 2003, in order to be considered for inclusion in the proxy statement and on the proxy card that will be solicited by the Board of Directors in connection with the 2004 Annual Meeting of Stockholders.

         In addition, the Bylaws of the Company provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting or propose business for consideration at such annual meeting, notice must generally be given to the Secretary of the Company not more than 180 days nor less than 75 days prior to the first anniversary of the preceding year's annual meeting. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver by the Company of its right to do so at any time in the future.


OTHER MATTERS

         The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, it is the intention of the persons named as proxies in the accompanying Proxy Card to vote in their discretion all shares represented by validly executed proxies.

         REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

                                   Appendix A

                       FIRST INDUSTRIAL REALTY TRUST, INC.
                             AUDIT COMMITTEE CHARTER


The Audit Committee (the "Committee") is a committee composed of members of the Board of Directors. The Committee shall be directly responsible for the appointment, discharge, compensation, and oversight of the work of any independent auditor employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Committee shall determine, and the Company shall provide, appropriate funding to compensate any such independent auditor for its rendering an audit report or related work. Any such independent auditor shall report directly to the Committee. In addition, the Committee shall assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the stockholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process.

Committee members shall comply with the requirements of the Securities and Exchange Commission and the New York Stock Exchange. The membership of the Committee shall consist of at least three Directors, each of whom shall be independent and shall serve at the pleasure of the Board of Directors. Other than in his or her capacity as a Committee member or as a member of the Board of Directors or any other Board committee, Committee members may not accept any consulting, advisory, or other compensatory fee from the Company or be an affiliated person of the Company or any of its subsidiaries. Committee Members and the Committee Chairperson shall be designated by the Board of Directors.

The Committee shall establish and maintain procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

The Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered, and be provided funds by the Company, as it determines appropriate, to retain independent counsel, accountants or other advisors, as it determines necessary to carry out its duties or to assist it in the conduct of any investigation.

The Committee as a whole shall meet at least two times per year, or more frequently as circumstances require. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary. To the extent they determine appropriate, the Committee Members may communicate outside such meetings with one another and with members of management and the independent auditors.

In addition to those activities set forth in this Charter, the Committee will perform such other activities consistent with the Company's charter and bylaws and applicable law, as the Committee or the Board deems necessary or appropriate.

In meeting its responsibilities, the Committee is expected to:

1. Pre-approve all auditing services (including providing comfort letters in connection with securities offerings) and permitted non-audit services (including tax services) to be performed for the Company by its independent auditors. The authority to pre-approve such services may be delegated by the Committee to one or more of its members. Such delegee(s) shall present its decisions with respect to such services to the full Committee at the Committee's scheduled meetings. Approval of any non-audit services to be performed by the Company's independent auditors shall be disclosed in the Company's periodic reports.

2. Provide an open avenue of communication between the independent auditors and the Board of Directors. The independent auditors are ultimately accountable to the Board of Directors and the Committee.

3. Review and reassess this Charter annually and submit any proposed changes to the Board of Directors for approval.

4. Review the independence of the independent auditors, including a review of management consulting and other non-audit services and associated fees provided by that firm and any other relationship the auditors and its affiliates have with the Company. As a part of such review, the Committee shall require the independent auditors to submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the independent auditors and the Company.

5. Review with management and the independent auditors significant risks or exposures, whether from significant or unusual events or transactions or ordinary course operations, which impact financial reporting and operations, and assess the steps management has taken, and the adequacy and effectiveness of the Company's internal controls, to deal with such risks and exposures.

6.   Consider and review with the independent auditors:

     a. The adequacy of the Company's internal controls.

     b. Any related significant findings and recommendations of the independent auditors together with management's responses thereto.

     c. Any other matters which the independent auditors determine they are required under applicable regulations to communicate to the Committee.


7. Ensure that management has timely disclosed to the Committee and the independent auditors (a) all significant deficiencies and material weaknesses in the design or operation of internal controls and procedures for financial reporting which could adversely affect the Company's ability to record, process, summarize and report financial information required to be disclosed by the Company in the reports that it files with or submits to the Securities and Exchange Commission, within the specified time periods, and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls and procedures for financial reporting.

8. Prior to the annual audit of financial statements for the fiscal year, review with the independent auditors the audit plan, including the fees to be paid for the audit and related services.

9. Review with management and the independent auditors at the completion of the annual audit of the financial statements for the fiscal year, and prior to the filing of such financial statements:

     a. The Company's annual financial statements and related footnotes.

     b. The independent auditors' audit of the financial statements and their report thereon.

     c. Any serious difficulties or disputes with management encountered during the course of the audit.

     d. Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

10. Review with financial management and the independent auditors the Company's quarterly financial statements and results prior to filing with the SEC. The Committee Chairperson or other designated Committee member may conduct this review on behalf of the Committee.

11. Review legal and regulatory matters that may have a material impact on the financial statements.

12. Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

13. Prepare and file, or cause to be prepared and filed any reports or other documents required to be prepared and filed by the Committee under any applicable law or regulations of the Securities and Exchange Commission or the New York Stock Exchange.

FIRST INDUSTRIAL REALTY TRUST, INC.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694


















                                      DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                                0936
/X/   PLEASE MARK
      VOTES AS IN
      THIS EXAMPLE


        1.   Election of three Class III Directors.           2.   Ratification of                  FOR    AGAINST   ABSTAIN
             (Please see reverse)                                  the selection of                 / /      / /      / /
                                                                   PricewaterhouseCoopers LLP
                                                                   as the Company's independent
                                                                   auditors.

                         FOR    WITHHELD                      3.   In their discretion, on any
               FOR                           WITHHELD              and all other matters as may
               ALL       / /      / /        FROM ALL              properly come before the
             NOMINEES                        NOMINEES              meeting.

             / /
                ---------------------------------------------
                FOR ALL NOMINEES EXCEPT AS WRITTEN ABOVE

                                                                   NOTE: Please date proxy and sign it exactly as name or names appear to the left. All joint owners of shares should sign. State full title when signing as executor, administrator, trustee, guardian, et cetera. Please return signed proxy in the enclosed envelope.

                                                                   The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to said stock and hereby ratifies and confirms all that the proxies named herein and their substitutes, or any of them, may lawfully do by virtue hereof.


Signature: _________________________________  Date: _____________ Signature: _________________________________  Date: _____________

                                   DETACH HERE

--------------------------------------------------------------------------------

                       FIRST INDUSTRIAL REALTY TRUST, INC.

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON MAY 14, 2003
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

The undersigned appoints Michael W. Brennan and Michael J. Havala, or either of them, with full powers of substitution, as proxies of the undersigned, with the authority to vote upon and act with respect to all shares of stock of First Industrial Realty Trust, Inc. (the "Company"), which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of the Company, to be held at the offices of the Company, 311 South Wacker Drive, 40th Floor, Chicago, Illinois 60606, commencing Wednesday, May 14, 2003, at 9:00 a.m., and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present, and especially (but without limiting the general authorization and power hereby given) with the authority to vote on the reverse side.

Nominees (term, if elected, expires 2006):

(01)  John Rau, (02) Robert J. Slater, and (03) W. Ed Tyler

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED HEREIN. IF THIS PROXY DOES NOT INDICATE A CONTRARY CHOICE, IT WILL BE VOTED FOR ALL THE NOMINEES FOR DIRECTOR AS LISTED IN ITEM 1, FOR THE RATIFICATION OF AUDITORS DESCRIBED IN
ITEM 2, AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES HEREIN WITH RESPECT TO ANY AND ALL MATTERS REFERRED TO IN ITEM 3.